SMITH BARNEY CORE PLUS BOND FUND, INC.

Sub-Item 77E

Registrant incorporates by reference Registrant's Supplement to the Statements of Additional Information dated MAY 10, 2005 filed on MAY 10, 2005.
(Accession No. 0001193125-05-102390)